Exhibit 23.2

                        [PRICE WATERHOUSE LLP LETTERHEAD]







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference to this Registration Statement of PML, Inc. on Form S-8 of our report dated July 7, 1997, appearing in PML, Inc.'s 1997 Annual Report.



PRICE WATERHOUSE LLP

October 28, 1997